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                                                                 Exhibit 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  The Board of Directors
  Wm Bancorp:

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of Keystone Financial, Inc. of our report dated January 24, 1994, with respect to the consolidated financial statements of WM Bancorp and subsidiaries for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K of Keystone Financial, Inc. for the year ended December 31, 1995.

                                              /s/ KPMG Peat Marwick LLP

                                              KPMG PEAT MARWICK LLP

  Baltimore, Maryland
  March 27, 1996